Exhibit 21.1

Subsidiary	Jurisdiction
AA Charter Brokerage LLC	Delaware
AAC Subsidiary, LLC	Delaware
ACM Property Services, LLC	Delaware
Atlantic Aviation - Bridgeport LLC	Delaware
Atlantic Aviation - Eagle LLC	Delaware
Atlantic Aviation - Opa Locka LLC	Delaware
Atlantic Aviation - Oxford LLC	Delaware
Atlantic Aviation - Salt Lake City LLC	Delaware
Atlantic Aviation Albuquerque Inc.	New Mexico
Atlantic Aviation Corporation	Delaware
Atlantic Aviation Corporation	Pennsylvania
Atlantic Aviation FBO Holdings LLC	Delaware
Atlantic Aviation FBO Inc.	Delaware
Atlantic Aviation Flight Support, Inc.	Delaware
Atlantic Aviation Holding Corporation	Delaware
Atlantic Aviation Investors, Inc.	California
Atlantic Aviation of Santa Monica, L.P.	California
Atlantic Aviation Oklahoma City, Inc.	Delaware
Atlantic Aviation Oregon FBO Inc.	Oregon
Atlantic Aviation Oregon General Aviation Services Inc.	Oregon
Atlantic Aviation Philadelphia, Inc.	Delaware
Atlantic Aviation Stewart LLC	Delaware
Atlantic Aviation-Boca Raton LLC	Delaware
Atlantic Aviation-Florida LLC	Delaware
Atlantic Aviation-Kansas City LLC	Missouri
Atlantic Aviation-Montrose LLC	Delaware
Atlantic Aviation-Orlando Executive LLC	Delaware
Atlantic Aviation-Orlando LLC	Delaware
Atlantic Aviation-St. Augustine LLC	Delaware
Atlantic Aviation-Steamboat-Hayden LLC	Delaware
Atlantic Aviation-Stuart LLC	Delaware
Atlantic Aviation-West Palm Beach LLC	Delaware
Atlantic SMO GP LLC	Delaware
Atlantic SMO Holdings LLC	Delaware
Aviation Contract Services, Inc.	California
BASI Holdings, LLC	Delaware
Bayonne Industries, Inc.	New Jersey
Bayonne Plant Holding, L.L.C.	Delaware
Brainard Airport Services, Inc.	Connecticut
Bridgeport Airport Services, Inc.	Connecticut
Charter Oak Aviation, Inc.	Connecticut
COAI Holdings, LLC	Delaware
Corporate Wings - CGF, LLC	Ohio
Corporate Wings-Hopkins, LLC	Ohio
District Energy Midwest Sub LLC	Delaware
DM Petroleum Operations Company	Louisiana

Eagle Aviation Resources, LTD.	Nevada
East Jersey Railroad and Terminal Company	New Jersey
Equuleus CSG Holdings, LLC	Delaware
Executive Air Support, Inc.	Delaware
FLI Subsidiary, LLC	Delaware
Flightways of Long Island, Inc.	New York
General Aviation Holdings, LLC	Delaware
General Aviation of New Orleans, L.L.C.	Louisiana
General Aviation, L.L.C.	Louisiana
Gilmerton Energy Center, LLC	Delaware
GWE Solar-Storage HI 1, LLC	Delaware
Hawaii Clean Energy, LLC	Hawaii
HGC Holdings LLC	Hawaii
HGC Investment Corporation	Delaware
High Horizons, Inc.	Louisiana
IEP LLC	Louisiana
ILG Avcenter, Inc.	Delaware
Imperial Valley Equity Holdings, LLC	Delaware
IMTT Epic LLC	Delaware
IMTT Holdings LLC	Delaware
IMTT-Bayonne LLC	Delaware
IMTT-BC LLC	Delaware
IMTT-BX LLC	Delaware
IMTT-Finco, LLC	Delaware
IMTT-Geismar	Delaware
IMTT-Gretna LLC	Delaware
IMTT-Illinois LLC	Delaware
IMTT-NTL, Ltd.	Alberta
IMTT-Petroleum Management LLC	Delaware
IMTT-Pipeline LLC	Delaware
IMTT–Quebec Inc.	Quebec
IMTT-Richmond-CA	Delaware
IMTT-Virginia LLC	Delaware
International Environmental Services, LLC	Louisiana
International-Matex Tank Terminals LLC	Delaware
ITT Holdings LLC	Delaware
ITT-Geismar Storage LLC	Louisiana
ITT-Geismar, L.L.C.	Louisiana
ITT-NTL, Inc.	Louisiana
ITT-Richmond-CA LLC	Louisiana
ITT-Richmond-CA Storage LLC	Louisiana
ITT-USA, Inc.	Louisiana
Jet Center Property Services, LLC	Delaware
Jet South, LLC	Georgia
JetSouth, LLC	Alabama
Keystone Aviation Services, LLC	Delaware
Macquarie Airports North America Inc.	Delaware
Macquarie Aviation North America 2 Inc.	Delaware
Macquarie Aviation North America Inc.	Delaware
Macquarie District Energy Holdings III LLC	Delaware

Macquarie HGC Investment LLC	Hawaii
Macquarie Infrastructure Corporation	Delaware
Macquarie Terminal Holdings LLC	Delaware
Matex New Jersey Power LLC	Delaware
MCT Holdings LLC	Delaware
Mercury Air Center - Corpus Christi, Inc.	Texas
Mercury Air Center-Addison, Inc.	Texas
Mercury Air Center-Bakersfield, Inc.	California
Mercury Air Center-Birmingham, LLC	Alabama
Mercury Air Center-Burbank, Inc.	California
Mercury Air Center-Charleston, LLC	South Carolina
Mercury Air Center-Fresno, Inc.	California
Mercury Air Center-Ft. Wayne, LLC	Indiana
Mercury Air Center-Hartsfield, LLC	Georgia
Mercury Air Center-Hopkins, LLC	Ohio
Mercury Air Center-Irvine, LLC	Delaware
Mercury Air Center-Jackson, LLC	Mississippi
Mercury Air Center-Johns Island, LLC	South Carolina
Mercury Air Center-Los Angeles, Inc.	California
Mercury Air Center-Nashville, LLC	Delaware
Mercury Air Center-Newport News, LLC	Virginia
Mercury Air Center-Ontario, Inc.	California
Mercury Air Center-Peachtree-DeKalb, LLC	Georgia
Mercury Air Center-Reno, LLC	Nevada
Mercury Air Centers, Inc.	Delaware
Mercury Air Center-Santa Barbara, Inc.	California
Mercury Air Center-Tulsa, LLC	Oklahoma
MIC Airports, LLC	Delaware
MIC Global Services, LLC	Delaware
MIC Hawaii Holdings, LLC	Hawaii
MIC Hawaii Thermal Holdings, LLC	Hawaii
MIC Ohana Corporation	Delaware
MIC Renewable Energy Holdings LLC	Delaware
MIC Thermal Power Holdings, LLC	Delaware
MKC Aviation Fuel, LLC	Missouri
MREH Idaho Wind A, LLC	Delaware
Newfoundland Transshipment Ltd.	Quebec
Newport FBO Two LLC	Delaware
OTWC HI2 LLC	Delaware
Palm Springs FBO Two LLC	Delaware
Palomar Airport Center LLC	California
Palomar Airport Fuel, LLC	California
Pro-Air Aviation Maintenance, LLC	Delaware
Rifle Air, LLC	Colorado
Rifle Jet Center Maintenance, LLC	Colorado
Rifle Jet Center, LLC	Colorado
SB Aviation Group, Inc.	New Mexico
SBN Inc.	Indiana
SEH Bryan Solar Holdings, LLC	Delaware
SEH DMAFB Holdings, LLC	Delaware

SEH Imperial Valley Holdings, LLC	Delaware
SEH Picture Rocks Holdings, LLC	Delaware
SEH Ramona Holdings, LLC	Delaware
SEH Utah Red Hills Holdings, LLC	Delaware
SEH Valley Center Holdings, LLC	Delaware
SEH Waihonu Holdings LLC	Hawaii
Sierra Aviation, Inc.	Oklahoma
SJJC Airline Services, LLC	Delaware
SJJC Aviation Services, LLC	Delaware
SJJC FBO Services, LLC	Delaware
St. Rose Nursery, LLC	Louisiana
St. Rose Refinery LLC	Delaware
Sun Valley Aviation, Inc.	Idaho
SW Cogen Project LLC	Hawaii
The Gas Company, LLC	Hawaii
Trajen FBO, LLC	Delaware
Trajen Flight Support, LP	Delaware
Trajen Funding, Inc.	Delaware
Trajen Holdings, Inc.	Delaware
Trajen Limited, LLC	Delaware
Waihonu Equity Holdings LLC	Hawaii
Waihonu North LLC	Hawaii
Waihonu South LLC	Hawaii
Waukesha Flying Services, Inc.	Wisconsin
WEH Brahms Holdings, LLC	Delaware
WEH Magic Valley Holdings, LLC	Delaware